As filed with the Securities and Exchange Commission on March 10, 2011	Registration No. 333-135288

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2
ON FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
_________________

IRONCLAD PERFORMANCE WEAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	5090	98-0434104
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2201 Park Place, Suite 101
El Segundo, CA 90245
(310) 643-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas Kreig, Senior Vice President of Finance
Ironclad Performance Wear Corporation
2201 Park Place, Suite 101
El Segundo, CA 90245
(310) 643-7800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Louis Wharton, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

Deregistration of Securities

On October 2, 2006, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form SB-2 (File No. 333-135288) of Ironclad Performance Wear Corporation (“we” or “our”) initially filed with the SEC on June 26, 2006, which filing was subsequently amended on August 11, 2006, September 13, 2006, September 27, 2006, October 2, 2006 and June 8, 2007 (the “Registration Statement”), originally registering the resale by the selling shareholders identified in the prospectus of an aggregate of 16,817,167 shares of our common stock and 10,300,553 shares of our common stock underlying certain warrants.  This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on March 10, 2011.

IRONCLAD PERFORMANCE WEAR CORPORATION
(Registrant)

By:	/s/ Thomas Kreig
Thomas Kreig
Senior Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Jarus	Chief Executive Officer, Executive	March 10, 2011
Scott Jarus	Chairman of the Board and Director (Principal Executive Officer)

/s/ Thomas Kreig	Senior Vice President of Finance and	March 10, 2011
Thomas Kreig	Principal Financial Officer (Principal Financial and Accounting Officer)

/s/ Scott Alderton	Director	March 10, 2011
Scott Alderton

/s/ R. D. Pete Bloomer	Director	March 10, 2011
R. D. Pete Bloomer

	Director	March __, 2011
Vane Clayton

/s/ Eduard Albert Jaeger	Director and Head of New Business	March 10, 2011
Eduard Albert Jaeger	Development

/s/ Kenneth J. Frank, M.D.	Director	March 10, 2011
Kenneth J. Frank, M.D.